UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2016

Cameron International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13884	76-0451843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 513-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Completion of Acquisition or Disposition of Assets

On April 1, 2016, Cameron International Corporation, a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 25, 2015 by and among Schlumberger Holdings Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Schlumberger (“Schlumberger US”), Rain Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Schlumberger US (“Merger Sub”), and Schlumberger Limited, a company organized under the laws of Curaçao and the indirect parent of Schlumberger US (“Schlumberger”) and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as an indirect wholly owned subsidiary of Schlumberger.

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 26, 2015, and which is incorporated herein by reference.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 1, 2016, in connection with completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that trading in Company common stock should be suspended and listing of Company common stock on the NYSE should be removed. On April 4, 2016, the NYSE filed with the SEC an application on Form 25 to delist and deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.             Material Modification to Rights of Security Holders

Under the terms of the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than (i) Company Common Stock held by the Company, Schlumberger or any of their respective direct or indirect wholly owned subsidiaries and (ii) Company Common Stock held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Delaware law), was converted into the right to receive (a) $14.44 in cash, without interest (the “Cash Consideration”), and (b) 0.716 shares of common stock, par value $0.01 per share, of Schlumberger (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). Each outstanding option to purchase shares of Company common stock issued under the Company’s equity-based compensation plans, ceased to represent the right to acquire Company common stock and was converted, based on an exchange ratio provided for in the Merger Agreement (the “Exchange Ratio”), into the right to acquire shares of Schlumberger common stock on substantially the same terms.  Each restricted stock unit award granted under the Company’s equity-based compensation plans that was outstanding and unvested immediately prior to the effective time of the Merger was converted, based on the Exchange Ratio, into a restricted stock unit with respect to Schlumberger common stock on substantially the same terms.  Each deferred stock unit granted or deferred under the Company’s equity-based compensation plans that was outstanding immediately prior to the effective time of the Merger was cancelled in exchange for the right to receive the Merger Consideration multiplied by the total number of shares of Company common stock subject to such deferred stock unit award.  Each performance-based restricted stock unit award granted under the Company’s equity-based compensation plans that was outstanding and unvested immediately prior to the effective time of the Merger was converted, based on the Exchange Ratio and the assumed level of performance criteria described in the Merger Agreement, into a fully vested deferred stock unit with respect to Schlumberger common stock with the same payment schedule as the applicable performance-based restricted stock unit award.

The foregoing description of the rights of holders of Company common stock under the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.01.             Changes in Control of Registrant

A change of control of the Company occurred on April 1, 2016, upon the effectiveness of the Certificate of Merger filed with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result, the Company became a wholly owned indirect subsidiary of Schlumberger.

The information set forth in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of the effective time of the Merger, each of Jack B. Moore, H. Paulett Eberhart, Peter J. Fluor, Douglas L. Foshee, Rodolfo Landim, Michael E. Patrick, Timothy J. Probert, Jon Erik Reinhardsen, Brent J. Smolik and Bruce W. Wilkinson, who were members of the Board of Directors of the Company prior to the Merger, ceased to be directors of the Company.  James T. Hackett ceased to be an Advisory Director of the Company.  R. Scott Rowe will continue to serve as a director of the Company, along with Simon Ayat and Jean-Francois Poupeau, who were elected as directors of the Company following the completion of the Merger.

As of the effective time of the Merger, Charles M. Sledge ceased to be the Senior Vice President and Chief Financial Officer of the Company, William C. Lemmer ceased to be the Senior Vice President and General Counsel of the Company and Steven P. Geiger ceased to be the Vice President, Chief Administrative Officer of the Company.  R. Scott Rowe will continue to serve as President of the Company.

As disclosed in the Company’s definitive proxy statement/prospectus filed on November 17, 2015, in connection with the Merger, Schlumberger and the Company agreed that the Company was permitted to grant retention bonuses and other awards or payments to employees, including executive officers, in an aggregate amount not to exceed $50 million.  On March 29, 2016, the Compensation Committee of the Board of Directors of the Company granted R. Scott Rowe, President and Chief Executive Officer of the Company, an award of $3.1 million in recognition of his exceptional leadership of the Company during a transitional period for both the Company and its industry.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Following the effective time of the Merger, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the amended and restated bylaws are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference in their entirety.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of August 25, 2015, by and among Schlumberger Holdings Corporation, Rain Merger Sub LLC, Schlumberger Limited (Schlumberger N.V.) and Cameron International Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of Cameron International Corporation filed on August 26, 2015)

3.1	Amended and Restated Certificate of Incorporation of Cameron International Corporation
3.2	Amended and Restated Bylaws of Cameron International Corporation
99.1	Press Release, dated April 1, 2016, issued by Schlumberger Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016	CAMERON INTERNATIONAL CORPORATION

	By:	/s/ Brad Eastman
Brad Eastman
Secretary & General Counsel

EXHIBIT INDEX

Exhibit	Description
2.1

Agreement and Plan of Merger, dated as of August 25, 2015, by and among Schlumberger Holdings Corporation, Rain Merger Sub LLC, Schlumberger Limited (Schlumberger N.V.) and Cameron International Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of Cameron International Corporation filed on August 26, 2015)

3.1	Amended and Restated Certificate of Incorporation of Cameron International Corporation
3.2	Amended and Restated Bylaws of Cameron International Corporation
99.1	Press Release, dated April 1, 2016, issued by Schlumberger Limited